Last Updated December 16, 2025 Date: 2025 Public Policy Holding Company, Inc. Policies on Dealings in the Securities of the Company and Insider Trading

i Contents No. Heading Page 1. Introduction 1 2. Definitions 1 Part A: The UK Policy 5 Part B: The US Policy 9 Schedule 1 19 Summary of the provisions of the CJA, MAR and Rule 10b-5 19 Schedule 2 24 Application to Deal / Trade Request Form 24 Schedule 3 25 Acknowledgement and Response 25 Schedule 4 26 Notification of Dealings in the Securities 26

1 Public Policy Holding Company, Inc. (the “Company”) Policies on Dealings in Securities (the “Dealing Policies”) 1. Introduction Pursuant to Rule 21 of the AIM Rules for Companies, the Company must have in place a reasonable and effective dealing policy setting out the requirements and procedures for dealings in the Company's securities. AIM Rule 21 sets out the minimum provisions which the dealing policy must contain. Set out in part A of this document is the Company's policy on dealings in securities for the purposes of Rule 21 of the AIM Rules for Companies (the “UK Policy”). The UK Policy applies to you if you are a PDMR (as defined below). If the UK Policy does apply to you, you must understand that your freedom to deal in securities (including in particular, the Company's securities) is restricted in a number of ways - by law (for example, the insider dealing provisions of the Criminal Justice Act 1993 (“CJA”) and the UK Market Abuse Regulation, which is the retained EU law version of the EU Market Abuse Regulation (596/2014/EU) which has applied in the UK since the end of the Brexit transition period (“MAR”)); restrictions in a Director's service agreement; and also by the UK Policy. The UK Policy addresses the share dealing restrictions set out in the MAR alone. Its purpose is to ensure that PDMRs and Persons Closely Associated (as defined below) with them do not abuse, or place themselves under suspicion of abusing, unpublished price-sensitive information that they may have or be thought to have, especially in periods leading up to an announcement of results. Additionally, as the Company is subject to Rule 10b-5 promulgated under the Exchange Act (“Rule 10b-5”), part B of this document sets out the Company's policy on dealings in securities for the purposes of Rule 10b-5 (the “US Policy”). The US Policy applies to all employees of the Company (including PDMRs). A brief summary of the provisions of the CJA, MAR and Rule 10b-5 are set out in Schedule 1 of this document. You must take care before any form of dealing in the Securities of the Company and, where appropriate, consult a UK law qualified lawyer and/or a US law qualified lawyer. For example, a dealing which may fall outside the UK Policy or the US Policy might still constitute an offence under insider dealing or market abuse legislation. The preceding introduction and the paragraph headings in this document, do not form part of the UK Policy or the US Policy, are for guidance and ease of reference only and are not to be construed as affecting the substance or interpretation of the UK Policy or the US Policy. Compliance with the UK Policy and/or the US Policy (as applicable) may not constitute a defence to any charge under applicable law. 2. Definitions In this document the following definitions apply unless the context requires otherwise: “AIM” means the market of that name operated by the Exchange; “AIM Rules” means the AIM Rules for Companies published by the Exchange; “Board” means the board of directors of the Company from time to time; “Close Period” means any of the following periods when a PDMR is prohibited from Dealing: (a) the period of 30 calendar days preceding the announcement of the Company's interim financial report or the preliminary announcement of the Company's annual results (or, where no such announcement is released, up to the publication of the financial report);

2 (b) if the Company reports on a quarterly basis, the period of 30 calendar days immediately preceding the notification of its quarterly results; and (c) any other period of time which the Company designates as a Close Period. “Company” means Public Policy Holding Company, Inc.; “Dealing”, “Deal” or “Dealt” means any change whatsoever to the Holding of Securities in which the holder is a PDMR or a Person Closely Associated to that PDMR including but not limited to the following: (a) acquisition, disposal, short sale, subscription or exchange; (b) acceptance or exercise of a stock option, including of a stock option granted to managers or employees as part of their remuneration package, and the disposal of shares stemming from the exercise of a stock option; (c) entering into or exercise of equity swaps; (d) transactions in or related to derivatives, including cash-settled transactions; (e) entering into a contract for difference on a financial instrument of the Company; (f) acquisition, disposal or exercise of rights, including put and call options, and warrants; (g) subscription to a capital increase or debt instrument issuance; (h) transactions in derivatives and financial instruments linked to a debt instrument of the Company, including credit default swaps; (i) conditional transactions upon the occurrence of the conditions and actual execution of the transactions; (j) automatic or non-automatic conversion of a financial instrument into another financial instrument, including the exchange of convertible bonds to shares; (k) gifts and donations made or received, and inheritance received; (l) transactions executed in index-related products, baskets and derivatives, insofar as required by Article 19 of MAR; (m) transactions executed in shares or units of investment funds, including alternative investment funds (an “AIF”) referred to in regulation 3 of the Alternative Investment Fund Managers Regulation 2013, insofar as required by Article 19 of MAR; (n) transactions executed by a manager of an AIF in which the PDMR or a Person Closely Associated with such a person has invested, insofar as required by Article 19 of MAR; (o) transactions executed by a third party under an individual portfolio or asset management mandate on behalf or for the benefit of a PDMR or a Person Closely Associated with such a person; (p) borrowing or lending of shares or debt instruments of the Company or derivatives or other financial instruments linked thereto; (q) pledging or lending of Securities in the Company by or on behalf of a PDMR or a Person Closely Associated. A pledge, or a similar security interest, of Securities in the Company in connection with the depositing of the Securities in a custody account does not need to be notified, unless and until such time that such pledge or other security interest is designated to secure a specific credit facility;

3 (r) transactions undertaken by PDMRs or executing transactions or by another person on behalf of a PDMR or a Person Closely Associated, including where discretion is exercised; (s) transactions made under a life insurance policy, defined in accordance with Directive 2009/138/EC of the European Parliament and of the Council, where: (i) the policyholder is a PDMR or a Person Closely Associated; (ii) the investment risk is borne by the policyholder, and (iii) the policyholder has the power or discretion to make investment decisions regarding specific instruments in that life insurance policy or to execute transactions regarding specific instruments for that life insurance policy; “Designated Person” means a person appointed pursuant to paragraph 2.8 of the UK Policy; “Exchange” means London Stock Exchange plc; “Exchange Act” means the United States Securities Exchange Act of 1934, as amended; “FCA” means the Financial Conduct Authority; “Holding” means any legal or beneficial interest, whether direct or indirect, in Securities; “Inside Information” means: information of a precise nature, which has not been made public, relating, directly or indirectly, to the Company or the Securities and which, if it were made public, would be likely to have a significant effect on the price of those Securities; For the purposes of the above definition, information shall be deemed to be of a precise nature if it indicates a set of circumstances which exists or which may reasonably be expected to come into existence, or an event which has occurred or which may reasonably be expected to occur, where it is specific enough to enable a conclusion to be drawn as to the possible effect of that set of circumstances or event on the prices of the Securities. In this respect in the case of a protracted process that is intended to bring about, or that results in, particular circumstances or a particular event, those future circumstances or that future event, and also the intermediate steps of that process which are connected with bringing about or resulting in those future circumstances or that future event, may be deemed to be precise information. “Officer of the Company” means a person who acts as an officer of the Company whether or not officially; “Person Closely Associated” means a person closely associated to a PDMR being: (a) a spouse or a partner considered to be equivalent to a spouse in accordance with national law; (b) a dependent child, in accordance with national law; (c) a relative who has shared the same household for at least one year on the date of the transaction concerned; or (d) a legal person, trust or partnership, the managerial responsibilities of which are discharged by a PDMR or by a person referred to in point (a), (b) or (c), which is directly or indirectly controlled by such a person, which is set up for the benefit of such a person, or the economic interests of which are substantially equivalent to those of such a person; “PDMR” means a person within the Company who is: (a) a member of the administrative, management or supervisory body of the Company;

4 (b) an Officer of the Company; (c) a senior executive who is not a person referred to in paragraphs (a) or (b), who has regular access to Inside Information relating directly or indirectly to the Company and power to take managerial decisions affecting the future developments and business prospects of the Company; or (d) such other person as may be notified by the Company that the clearance procedures set out in the UK Policy apply to them; “SEC” means the United States Securities and Exchange Commission; “Securities” means any publicly traded or quoted securities of the Company or any member of its group, any securities that are convertible into such securities or any derivatives or other financial instruments linked to any of them; and “Working Day” means any day other than (a) Saturday or Sunday; (b) Christmas Day or Good Friday; or (c) a day which is a bank holiday in England or Wales under the Banking and Financial Dealings Act 1971.

5 Part A: The UK Policy 1. Restrictions on Dealings by PDMRs 1.1 Subject to paragraph 3, a PDMR may not Deal in any Securities, on his or her own account or for the account of a third party, directly or indirectly, during: (a) a Close Period; or (b) at any time when he or she is in possession of Inside Information; or (c) otherwise where clearance to Deal is not given under paragraph 2 of this UK Policy. 1.2 Paragraph 2.4 of Schedule 1 contains non-exhaustive guidance on the type of information which is usually to be regarded as Inside Information. 1.3 A PDMR must (so far as is consistent with his or her duties of confidentiality to the Company) seek to prohibit any Dealings in Securities during a Close Period or at a time when he or she is in possession of Inside Information by an investment manager with whom such PDMR has funds under management (whether or not discretionary). 1.4 A PDMR must not Deal in any Securities on considerations of a short term nature (for example, in order to make a quick profit). An investment with a maturity of one year or less will always be considered to be an investment of a short term nature. 1.5 Before seeking clearance to deal, a PDMR must ensure that he or she is not bound by any lock-in arrangement entered into in connection with the admission of the Company's shares to AIM. 2. Clearance to Deal 2.1 A PDMR must not Deal, and must procure that Persons Closely Associated do not Deal, in any Securities without first notifying the Designated Person and receiving clearance to Deal from him or her. 2.2 The form of the application to Deal is set out in Schedule 2 and should be used for the purpose of receiving clearance to Deal. 2.3 A response to a request for clearance to Deal must be given to the relevant PDMR within five Working Days of the request being made. The form of such response is set out at Schedule 3. 2.4 The Company must maintain a record of the response to any Dealing request made by a PDMR and of any clearance given. A copy of the response and clearance (if any) must be given to the PDMR concerned. 2.5 A PDMR must not be given clearance to deal in any Securities: (a) during a Close Period (subject to paragraph 3); or (b) where Designated Person has reason to believe that the proposed dealing is in breach of this UK Policy or any of the restrictions contained in the MAR. 2.6 A PDMR who is given clearance to Deal, or his or her Person Closely Associated, must Deal as soon as possible and in any event within two Working Days of clearance being received. 2.7 The PDMR must notify the Designated Person and the FCA of the Dealing as soon as practicable following the Dealing (and in any event no later than two Working Days thereafter) using the share dealing notification form in Schedule 4, and in the case of the FCA, submitted using their online form by PDMRs and Persons Closely Associated. Failure to do so constitutes a breach of the Policy.

6 2.8 The Board will, from time to time, appoint and remove the Designated Person(s). At any time, there will be at least one Designated Person. The Company Secretary keeps a list of current Designated Person(s), which is available on request. 2.9 A Designated Person wishing to Deal in Securities must notify the other Designated Person(s) (or, if no other Designated Person has been appointed, the Chairman or Chief Executive Officer) and receive clearance before proceeding. 2.10 If for whatever reason the Designated Person appointed is not independent for a particular clearance request, provision will be made for an alternate Designated Person (or, if no other Designated Person has been appointed, the Chairman or Chief Executive Officer) to deal with the request. 3. Dealings Permitted During a Close Period 3.1 Dealing in exceptional circumstances - extremely urgent, unforeseen and compelling reasons, pursuant to which clearance may, but need not, be granted. (a) A PDMR, who is not in possession of Inside Information in relation to the Company, may be given clearance to Deal in some exceptional circumstances. Clearance may be given for such a person to immediately sell (but not purchase) Securities when he would otherwise be prohibited by this UK Policy from doing so. (b) Circumstances will be considered exceptional, when they are extremely urgent, unforeseen and compelling and where their cause is external to the PDMR and the PDMR has no control over them. (c) When examining whether the circumstances described in the written request are exceptional, the Designated Person(s) will take into account, among other indicators, whether and to the extent to which the PDMR: (i) is at the moment of submitting its request facing a legally enforceable financial commitment or claim; and (ii) has to fulfil, or is in a situation entered into, before the beginning of the Close Period, requiring the payment of sums to a third party (including tax liability) and cannot reasonably satisfy a financial commitment or claim by means other than immediate sale of Securities. 3.2 Dealing in exceptional circumstances - employee schemes and other Dealings The Designated Person may also give clearance for a PDMR to Deal in the following instances: (a) where the PDMR has been awarded or granted Securities under an employee scheme, provided that the following conditions are met: (i) the employee scheme and its terms have been previously approved by the Company in accordance with Delaware's General Corporations Law and the terms of the employee scheme specify the timing of the award or the grant and the amount of the Securities awarded or granted, or the basis on which such an amount is calculated and given that no discretion can be exercised; and (ii) the PDMR does not have any discretion as to the acceptance of the awarded or granted Securities; (b) where the PDMR has been awarded or granted Securities under an employee scheme that takes place in the Close Period, provided that: (i) a pre-planned and organised approach is followed regarding the conditions, the periodicity, the time of the award, the group of entitled persons to whom the Securities are granted; and

7 (ii) the amount of the Securities to be awarded, the award or grant of the Securities takes place under a defined framework under which any Inside Information cannot influence the award or grant of the Securities; (c) where the PDMR exercises options or warrants or conversion of convertible bonds assigned to him under an employee scheme when the expiration date of such options, warrants or convertible bonds falls within a Close Period, as well as sales of the Securities acquired pursuant to such exercise or conversion, provided that all of the following conditions are met: (i) the PDMR notifies the Designated Person of its choice to exercise or convert at least four months before the expiration date; (ii) the decision of the PDMR is irrevocable; and (iii) the PDMR has received the authorisation from the Directors prior to proceed; (d) where the PDMR acquires the Securities under an employee saving scheme, provided that all of the following conditions are met: (i) the PDMR has entered into the scheme before the Close Period, except when it cannot enter into the scheme at another time due to the date of commencement of employment; (ii) the PDMR does not alter the conditions of his participation into the scheme or cancel his participation into the scheme during the Close Period; and (iii) the purchase operations are clearly organised under the scheme terms and that the PDMR has no right or legal possibility to alter them during the Close Period, or are planned under the scheme to intervene at a fixed date which falls in the Close Period; (e) where the PDMR transfers or receives, directly or indirectly, Securities, provided that: (i) the Securities are transferred between two accounts of the PDMR; and (ii) such a transfer does not result in a change in price of the Securities; (f) where the PDMR acquires qualification or entitlement to Securities and the final date for such an acquisition, under the Company's statute or by-laws falls during the Close Period, provided that: (i) the PDMR submits evidence to the Designated Persons of the reasons for the acquisition not taking place at another time; and (ii) the Designated Person(s) is satisfied with the provided explanation. 3.3 The Company's Nominated Adviser should be consulted at an early stage if a PDMR is seeking clearance to deal in any of the circumstances set out in this paragraph 3. 4. Dealings by Persons Closely Associated 4.1 A PDMR must seek to prohibit by or on behalf of Persons Closely Associated to the PDMR any Dealings on considerations of a short-term nature and in the Securities during a Close Period, when in possession of Inside Information and otherwise when clearance is not given to a Dealing pursuant to paragraph 2 of this UK policy. This would include Dealings by investment managers on behalf of the PDMR or on behalf of Persons Closely Associated with that PDMR. 4.2 A PDMR must advise all Persons Closely Associated with them: (a) of the name of the Company;

8 (b) of the Close Periods during which they cannot Deal in the Securities; (c) of any other periods when the PDMR knows he or she is not free to Deal in Securities under the provisions of the Policy unless his or her duty of confidentiality to the Company prohibits him or her from disclosing such periods; (d) the requirements in relation to notifiable transactions under paragraph 5; and (e) that they must advise him or her and the Company immediately after they have Dealt in Securities. 4.3 PDMRs must provide the Company with a list of his or her Persons Closely Associated and notify the Company of any changes that need to be made to that list. 5. Notification of Transactions 5.1 PDMRs must notify, and procure that their Persons Closely Associated notify: (a) the FCA; and (b) the Designated Person, in writing of all Dealings by themselves and Persons Closely Associated in the Securities as soon as practicable following the Dealing (and in any event no later than two Working Days thereafter). Such notification shall be made in the form set out at Schedule 4 and, in the case of the FCA, submitted using their online form by PDMRs and Persons Closely Associated. 5.2 Following receipt of a notification under paragraph 5.1, the Company must: (a) determine whether the information relating to the notifiable transaction is required to be made public in accordance with Article 19 of the MAR; and (b) if required to be made public, notify a Regulatory Information Service without delay, and in any event no later than two Working Days following receipt by the Company of the notification, disclosing as far as possible the information specified by that notification. This will result in the transaction becoming publicly available information. 6. Breach of the UK Policy A breach of the provisions of this UK Policy by any person subject to it will be deemed to be a breach of that person's employment contract or letter of appointment with the Company.

9 Part B: The US Policy This US Policy describes the standards of the Company and its subsidiaries on trading, and causing the trading of, the securities of the Company or securities of certain other publicly traded companies while in possession of confidential information, in light of U.S. federal securities laws. This US Policy applies to all employees of the Company. One of the principal purposes of the U.S. federal securities laws is to prohibit so-called "insider trading." Simply stated, insider trading occurs when a person, while in possession of material nonpublic information obtained through involvement with the Company, purchases, sells, gives away or otherwise trades the securities or provides that information to others outside the Company. The prohibitions against insider trading apply to trades, tips and recommendations by virtually any person, including all persons associated with the Company, if the information involved is "material" and "nonpublic." These terms are defined in this US Policy at paragraph 2 below. The prohibitions under this US Policy apply to any director, officer or employee who buys or sells Company stock on the basis of material nonpublic information that he or she obtained about the Company, its customers, suppliers, or other companies with which the Company has contractual relationships or may be negotiating transactions. 1. Applicability 1.1 This US Policy applies to all trading or other transactions in the Company's securities, including common stock, options and any other securities that the Company may issue, such as preferred stock, notes, bonds and convertible securities, as well as to derivative securities relating to any of the Company's securities, whether or not issued by the Company. 1.2 This US Policy applies to all employees of the Company, all officers of the Company and all members of the Board (each a “Company Insider”, which term will also include for the purposes of this US Policy any consultants, contractors, and others who have been informed that they are subject to this US Policy) and each of their respective family members of the types listed below (each a “Covered Person”): (a) a spouse or a partner considered to be equivalent to a spouse in accordance with national law; (b) a sibling, child, step-child, mother- or father-in-law, son- or daughter-in-law, or brother- or sister-in-law, in accordance with national law; (c) any person who has shared the same household (other than domestic employees) for at least one year on the date of the transaction concerned; or (d) a legal person, trust or partnership, the managerial responsibilities of which are discharged by person referred to in point (a), (b) or (c), which is directly or indirectly controlled by such a person, which is set up for the benefit of such a person, or the economic interests of which are substantially equivalent to those of such a person. 2. Definitions 2.1 Material: Insider trading restrictions come into play only if the information you possess is “material.” Materiality, however, involves a relatively low threshold. Information is generally regarded as "material" if it has market significance, that is, if its public dissemination is likely to affect the market price of securities, or if it otherwise is information that a reasonable investor would want to know before making an investment decision. Information dealing with the following subjects is reasonably likely to be found material in particular situations: (a) quarterly or annual results; (b) significant changes in the Company's prospects; (c) significant write-downs in assets or increases in reserves;

10 (d) developments regarding significant litigation or government agency investigations; (e) liquidity problems; (f) changes in earnings estimates or unusual gains or losses in major operations; (g) major changes in the Company's management or the board of directors; (h) significant developments with respect to products, services or technologies; (i) developments regarding the Company’s material intellectual property; (j) developments regarding customers/clients, vendors and data suppliers, including the award or loss of a significant contract; (k) changes in dividends; (l) changes in compensation policy; (m) extraordinary borrowings; (n) major changes in accounting methods or policies; (o) change in or dispute with the Company’s independent registered public accounting firm or notification that the Company may no longer rely on such firm’s report; (p) cybersecurity risks and incidents, including vulnerabilities and breaches; (q) changes in debt ratings; (r) proposals, plans or agreements, even if preliminary in nature, involving mergers, acquisitions, divestitures, recapitalizations, strategic alliances, licensing arrangements, or purchases or sales of substantial assets; (s) financings and other events regarding the Company’s securities (e.g., defaults on securities, calls of securities for redemption, share repurchase plans, stock splits, public or private sales of securities, changes in dividends or dividend policy and changes to the rights of security holders); and (t) impending bankruptcy, corporate restructuring, or receivership. Material information is not limited to historical facts but may also include projections and forecasts. With respect to a future event, such as a merger, acquisition or introduction of a new product, the point at which negotiations or product development are determined to be material is determined by balancing the probability that the event will occur against the magnitude of the effect the event would have on a company's operations or stock price should it occur. Thus, information concerning an event that would have a large effect on stock price, such as a merger, may be material even if the possibility that the event will occur is relatively small. Considering this, Covered Persons should err on the side of caution. Covered Persons should keep in mind that the Securities and Exchange Commission’s (“SEC”) rules and regulations provide that the mere fact that a person is aware of the information is a bar to trading. It is no excuse that such person’s reasons for trading were not a response to the information. If you are unsure whether information is material, you should either consult the Designated Person before making any decision to disclose such information (other than to persons who need to know it in connection with the operation of the Company) or to trade in or recommend securities to which that information relates or assume that the information is material. 2.2 Nonpublic: Insider trading prohibitions come into play when you possess information that is material and "nonpublic." The fact that information has been disclosed to a few members of the public does not make it public for insider trading purposes. To be "public" the information must

11 have been widely disseminated or otherwise disseminated in a manner designed to reach investors generally, and the investors must be given the opportunity to absorb the information. Even after public disclosure of information about the Company, you must wait until the close of business on the second trading day after the information was publicly disclosed before you can treat the information as public. Nonpublic information may include: (a) information available to a select group of analysts or brokers or institutional investors; (b) undisclosed facts that are the subject of rumors, even if the rumors are widely circulated; and (c) information that has been entrusted to the Company on a confidential basis until a public announcement of the information has been made and enough time has elapsed for the market to respond to a public announcement of the information (normally 2 trading days). Generally, you should assume that information has not been widely disseminated unless one or more of the following has occurred: (a) it has been carried in a national “financial” news service; (b) it has been carried in a national “general” news service such as the Associated Press; (c) it has appeared in a publicly available filing or furnishing made with the SEC; and/or (d) another method (or combination of methods) of disclosure reasonably designed to provide broad, non-exclusionary distribution of the information to the public, such as: (i) a press release distributed through a widely disseminated news or wire service; or (ii) an announcement made at a press conference or conference call, if the public is given adequate advance notice of the conference or call and the public is granted access to the conference or call either by telephonic and/or electronic transmission, such as webcasting of conference calls, which is reasonably designed to provide broad, non-exclusionary distribution of the information to the public. As with questions of materiality, if you are not sure whether information is considered public, you should either consult with the Designated Person or assume that the information is nonpublic and treat it as confidential. 2.3 Section 16 Persons: The term “Section 16 Persons” means the Company’s directors and officers (as defined in Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). 2.4 Security or Securities: The term “security” or “securities” is defined very broadly by the securities laws and includes stock (common and preferred), stock options, warrants, bonds, notes, debentures, convertible instruments, put or call options (i.e., exchange-traded options), or other similar instruments. 2.5 Trade or Trading: The term “trade” or “trading” (i) means broadly any purchase, sale or other transaction to acquire, transfer or dispose of securities or an interest therein, including derivative exercises, gifts, donations or other contributions, pledges, exercises of stock options granted under the Company’s stock plans, sales of stock acquired upon the exercise of options, and trades made under (and elections concerning Company securities in) an employee benefit plan such as a 401(k) plan, and (ii) shall not include the vesting of stock options, restricted stock or restricted stock units.

12 3. Designated Person The duties of the Designated Person (in addition to those under the UK Policy) will include, but are not limited to, the following: (a) assisting with implementation and enforcement of this US Policy; (b) circulating this US Policy to all employees and ensuring that this US Policy is amended as necessary to remain up-to-date with insider trading laws; (c) pre-clearing all trading in securities of the Company by Covered Persons in accordance with the procedures set forth in paragraph 6 below; and (d) providing a reporting system with an effective whistleblower protection mechanism. 4. General Policy: No Trading or Causing Trading While in Possession of Material Nonpublic Information 4.1 No Covered Person may purchase or sell, or offer to purchase or sell, any Company security, whether or not issued by the Company, while in possession of material nonpublic information about the Company, including, but not limited to, in any private transaction involving the purchase or sale of the Company’s securities, even where the recipient of such securities is in possession of material nonpublic information concerning the Company. The terms "material" and "nonpublic" are defined at paragraphs 2.1 and 2.2 above. 4.2 No Covered Person who knows of any material nonpublic information about the Company may communicate that information to ("tip") any other person, including family members and friends, or otherwise disclose such information without the Company's authorization. 4.3 No Covered Person may purchase or sell any security of any other company, whether or not issued by the Company, while in possession of material nonpublic information about that company that was obtained in the course of his or her involvement with the Company. No Covered Person who knows of any such material nonpublic information may communicate that information to, or tip, any other person, including family members and friends, or otherwise disclose such information without the Company's authorization. 4.4 For compliance purposes, you should never trade, tip or recommend securities (or otherwise cause the purchase or sale of securities) while in possession of information that you have reason to believe is material and nonpublic unless you first consult with, and obtain the advance approval of, the Designated Person. 4.5 Covered Persons must "pre-clear" all trading in securities of the Company in accordance with the procedures set forth in paragraph 6 below. 5. Certain Exceptions The prohibition on trading in securities set forth in paragraph 4 above does not apply to: (a) Transferring shares to an entity that does not involve a change in any beneficial ownership of the shares (for example, to an inter vivos trust of which you are trustee and the sole beneficiary during your lifetime); (b) The exercise of stock options (including any net-settled stock option exercise and withholding of shares subject to an option to satisfy tax withholding requirements) pursuant to the Company’s stock plans; however, the sale of any stock acquired upon such exercise, including as part of a broker-assisted cashless exercise of an option or any other market sale for the purpose of generating the cash needed to pay the exercise price of an option or to satisfy tax withholding requirements, is subject to this US Policy;

13 (c) The withholding (whether mandated by the Company or pursuant to a tax withholding right) of shares of restricted stock or shares underlying restricted stock units to satisfy tax withholding requirements; however, the sale of any stock for the purpose of generating cash needed to satisfy tax withholding requirements is subject to this US Policy; (d) The execution of trades pursuant to a trading plan that complies with Rule 10b5-1 under the Exchange Act (“10b5-1”) and this US Policy and that has been approved by the Company (see paragraph 9.1 below). (e) Sales of the Company’s securities as a selling stockholder in a registered public offering, including a “synthetic secondary” offering, in accordance with applicable securities laws. (f) To the extent the Company offers its securities as an investment option in the Company’s 401(k) plan or offers an employee stock purchase plan, the purchase of stock through such plan through regular payroll deductions; however, elections to participate in (or change participation in) such plan, the sale of any such stock and the election to transfer funds into or out of, or if available a loan with respect to amounts invested in, any such fund is subject to this US Policy. (g) To the extent the Company makes generally available a dividend reinvestment plan (“DRIP”), the purchase of stock through the DRIP resulting from reinvestment of dividends paid on the Company’s securities; however, (i) a voluntary purchase of the Company’s securities that results from additional contributions a participant chooses to make to the DRIP, and a participant’s election to participate, cease participation or otherwise alter such person’s participation in the DRIP, and (ii) a participant’s sale of any of the Company’s securities purchased pursuant to the DRIP, are subject to this US Policy. 6. Pre-Clearance of Securities Transactions 6.1 Section 16 Persons, family members of Section 16 Persons and trusts, corporations and other entities over which Section 16 Persons and their family members exercise control or substantial influence concerning investment decisions (or otherwise attributed to Section 16 Persons for purposes of the requirements of Section 16 (“Section 16”) of the Exchange Act) (collectively, “Permanent Restricted Insiders” and together with Company Insiders, “Restricted Insiders”) as well as certain other persons described in paragraph 6.2 below must obtain the advance approval of the Designated Person, even during a trading window under paragraph 8 below, before effecting trades in the Company’s securities, including any exercise of an option (whether cashless or otherwise), right or warrant to purchase or sell such securities, or any gift, donation, loan, pledge, contribution to a trust or other transfer, whether the trade is for the individual’s own account, one over which such person exercises control, or one in which such person has a direct or indirect beneficial interest. Any Permanent Restricted Insiders seeking approval to effect a trade in the Company’s securities should also indicate whether such person has effected any “opposite-way” trades (i.e., a sale if the requestor is considering a purchase and a purchase if the requestor is considering a sale) within the past six (6) months, and should be prepared to timely report such person’s transactions in Company securities to the SEC on a Form 4 or Form 5, as applicable. Section 16 Persons who engage or are deemed to have engaged in a sale or purchase should consider that such trade may affect the consequences of making an opposite-way trade in the following six (6) months. The requestor should also be prepared to comply with SEC Rule 144 and file Form 144, if necessary, at the time of any sale. 6.2 Because Company Insiders are likely to obtain material nonpublic information on a regular basis, the Company requires all such persons to refrain from trading, even during a trading window under paragraph 8 below, without first pre-clearing all transactions in the Company's securities. 6.3 No Restricted Insider may, directly or indirectly, purchase or sell (or otherwise make any transfer, gift, pledge or loan of) any Company security at any time without first obtaining prior approval from the Designated Person. These procedures also apply to transactions by such

14 person's family members, including such person’s spouse, other persons living in such person's household and minor children and to transactions by entities over which such person exercises control. Unless notified otherwise by the Company, Permanent Restricted Insiders must comply with these pre-clearance requirements for six (6) months after the termination of their status as a Permanent Restricted Insider. 6.4 The form of the application to trade is set out in Schedule 2 and should be used for the purpose of receiving clearance to trade. 6.5 The Designated Person shall record the date each request is received and the date and time each request is approved or disapproved. Unless revoked, a grant of permission will remain valid until the close of trading two Working Days following the day on which it was granted. If the transaction does not occur during the two Working Day period, pre-clearance of the transaction must be re-requested. 7. Blackout Periods All Restricted Insiders Insiders are prohibited from trading in the Company's securities during blackout periods as defined below: (a) Quarterly blackout periods: trading in the Company's securities is prohibited during the period beginning at the close of the market on two weeks before the end of each fiscal year end and quarterly reporting period and ending at the close of business on the second trading day following the date the Company's financial results are publicly disclosed. During these periods, Covered Persons generally possess or are presumed to possess material nonpublic information about the Company's financial results. (b) Other blackout periods: from time to time, other types of material nonpublic information regarding the Company (such as negotiation of mergers, acquisitions or dispositions, investigation and assessment of cybersecurity incidents or new product developments) may be pending and not be publicly disclosed. While such material nonpublic information is pending, the Company may impose special blackout periods during which Covered Persons are prohibited from trading in the Company's securities. If the Company imposes a special blackout period, it will notify the Covered Persons affected. 8. Trading Window Restricted Insiders are permitted to trade in the Company's securities when no blackout period is in effect. However, even during this trading window, a Covered Person who is in possession of any material nonpublic information should not trade in the Company's securities until the information has been made publicly available or is no longer material. In addition, the Company may close this trading window if a special blackout period under paragraph 7(b) above is imposed and will re-open the trading window once the special blackout period has ended. 9. 10b5-1 Plans/Margin Accounts and Pledges 9.1 10b5-1 Trading Plans. (a) General. A 10b5-1 trading plan is a binding, written contract, generally between you and your broker, which specifies the price, amount, and date of trades to be executed in your account in the future, or provides a formula or mechanism that will govern trading. A 10b5-1 trading plan can only be established when you do not possess material nonpublic information. Therefore, Covered Persons cannot enter into or modify these plans at any time when in possession of material nonpublic information and, in addition, Restricted Insiders cannot enter into these plans outside of trading windows or during a blackout. In addition, a 10b5-1 trading plan must not permit you to exercise any subsequent influence over how, when, or whether the purchases or sales are made. Unless such requirement is waived or modified by the Designated Person in such person’s sole discretion, (i) a 10b5-1 trading plan should have a duration of at least six months and no more than two years; and (ii) a 10b5-1 trading plan should not permit any trades to occur until the applicable cooling-off period (as described in

15 paragraph 9.1(c) of this US Policy) has elapsed from adoption or modification of such plan. You have an affirmative defense against any claim by the SEC against you for insider trading if your trade was made under a 10b5-1 trading plan that you adopted when you were not aware of material nonpublic information (provided you honored the plan, acted in good faith for the duration of the plan and did not enter into or alter a corresponding or hedging trade or position during the pendency of any 10b5-1 trading plan). The rules regarding 10b5-1 trading plans are complex and you must fully comply with them. You should consult with your legal advisor before proceeding. (b) Section 16 Persons. Each Section 16 Person should be aware that the Company will disclose such person’s adoption, modification or termination of a 10b5-1 trading plan, and the material terms thereof, as required by rules adopted by the SEC. If you are a Section 16 Person, 10b5-1 trading plans require special care. Because in a 10b5-1 trading plan you can specify conditions that trigger a purchase or sale, you may not even be aware that a trade has taken place and you may not be able to comply with the SEC’s requirement that you report your trade to the SEC within two business days after its execution. Therefore, for Section 16 Persons, a trade executed according to a 10b5-1 trading plan is not permitted unless the 10b5-1 trading plan requires your broker to notify the Company before the close of business on the day of the execution of the trade. Furthermore, each Section 16 Person should be aware that SEC rules require that each report of a trade executed according to a 10b5-1 trading plan must be identified as such therein and specify the date of adoption of such plan. See paragraph 10. (c) The Cooling-Off Period. For Covered Persons (other than Permanent Restricted Insiders), the applicable cooling-off period is 30 days. For Permanent Restricted Insiders, the applicable cooling-off period is the longer of (x) 90 days and (y) until two business days following the filing of the Form 10-Q or Form 10-K, as applicable, for the quarter in which such plan was adopted or modified (except that in no case shall such cooling-off period exceed 120 days). (d) Approval and Terms. Covered Persons cannot adopt or modify a 10b5-1 trading plan outside a trading window (regardless of whether applicable to you under this US Policy) or during a blackout, or at any time when in possession of material nonpublic information. Each Covered Person must pre-clear with the Designated Person such person’s proposed 10b5-1 trading plan prior to the establishment of such plan. The Company reserves the right to withhold pre-clearance of any 10b5-1 trading plan that the Company determines is not consistent with the rules regarding such plans. Notwithstanding any pre-clearance of a 10b5-1 trading plan, the Company assumes no liability for the consequences of any trade made pursuant to such plan. No 10b5-1 trading plan will be pre-cleared unless it satisfies the conditions of Rule 10b5-1 applicable at the time of the requested adoption or modification of the trading plan, including, as of the most recent modification of this US Policy, that: (i) any trading plan adopted by a Section 16 Person must include a written representation certifying that the person adopting the plan, on the date of adoption, (i) is not aware of material nonpublic information about the security or the issuer and (ii) is adopting or modifying the plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act; (ii) the Covered Person who adopted the 10b5-1 trading plan has no (and does not subsequently enter into any) other 10b5-1 trading plan in effect for purchases or sales of any class of the Company’s securities on the open

16 market during the same period,1 other than a 10b5-1 trading plan authorizing only sell-to-cover transactions necessary to satisfy tax withholding obligations arising exclusively from the vesting of a compensatory award, where the Covered Person does not otherwise exercise control over the timing of such sales (a “sell-to-cover 10b5-1 trading plan”); and (iii) if the proposed 10b5-1 trading plan (other than a sell-to-cover 10b5-1 trading plan) is designed to effect the open-market purchase or sale of the total amount of Company securities covered thereby as a single transaction (a “one-time 10b5-1 trading plan”), the Covered Person shall not have during the prior 12- month period adopted another one-time 10b5-1 trading plan. If you enter into a 10b5-1 trading plan, your 10b5-1 trading plan should be structured to avoid purchases or sales shortly before known announcements, such as quarterly or annual earnings announcements and related earnings conference calls. Even though trades executed in accordance with a properly formulated 10b5-1 trading plan benefit from an affirmative defense against allegations of insider trading, trades that occur at times shortly before the Company announces material news may draw significant scrutiny, and the investing public and media may not understand the nuances of trading pursuant to a 10b5-1 trading plan. This could result in negative publicity for you and the Company if the SEC, another authority, or the media were to investigate your trades. (e) Modifications and Terminations. For Covered Persons, any modification of a pre- approved 10b5-1 trading plan requires pre-clearance by the Designated Person. You are encouraged to provide your proposed 10b5-1 trading plan to the Designated Person as early as possible, as such plans may be complex. In addition, any modification of a pre-approved 10b5-1 trading plan must take place during a trading window (regardless of whether applicable to you under this US Policy), must occur when you are not aware of any material nonpublic information and must comply with the requirements of the rules regarding 10b5-1 trading plans. In particular, any modification or change to the amount, price or timing of the purchase or sale of the Company securities underlying the plan will be considered the termination of the 10b5- 1 trading plan and adoption of a new 10b5-1 trading plan for purposes of the cooling- off period specified above. Further, any termination of a 10b5-1 trading plan shall be reported to the Designated Person. Unless such requirement is waived or modified by the Designated Person in their sole discretion, if you terminate a 10b5-1 trading plan (including a modification considered a termination, as described above), you may not trade the Company’s securities before the end of a period of time equal to the cooling- off period that would be applicable (as described in paragraph 9.1(c) of this US Policy) if your termination were the entry into a new 10b5-1 trading plan. Further, unless permitted by the Designated Person, you may not terminate a 10b5-1 trading plan outside a trading window (regardless of whether otherwise applicable to you under this US Policy) or during a blackout applicable to you, and if such a termination is permitted. 9.2 Margin Accounts and Pledges. Securities purchased on margin may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities held in an account which may be borrowed against or are otherwise pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Accordingly, if you purchase securities on margin or pledge them as collateral for a loan, a margin sale or foreclosure sale may occur at a time when you are aware of material non-public information or otherwise are not permitted to trade in the Company’s securities. The sale, even though not initiated at your request, is still a sale for your benefit and may subject you to liability 1 A single additional 10b5-1 trading plan may be adopted when another 10b5-1 trading plan is already in place, but only if such later plan provides both that (i) no trading would take place until the earlier- adopted plan was completed or expired without having been executed, and (ii) any early termination of the earlier-adopted plan would delay trading under the later-adopted plan so as not to commence until the completion of the applicable cooling-off period, as if the termination of the earlier-adopted plan had been the adoption of the later-adopted plan.

17 under the insider trading rules if made at a time when you are aware of material nonpublic information (and, for Section 16 Persons, such a sale is also subject to Section 16). Similar cautions apply to bank or other loans for which you have pledged stock as collateral. Therefore, no Covered Person, whether or not in possession of material nonpublic information, may purchase the Company’s securities on margin, or borrow against any account in which the Company’s securities are held, or pledge the Company’s securities as collateral for a loan, without first obtaining pre-clearance. Request for approval must be submitted to the Designated Person at least two weeks prior to the execution of the documents evidencing the proposed arrangement. The Designated Person is under no obligation to approve any request for pre- clearance and may determine not to permit the arrangement for any reason. Approvals will be based on the particular facts and circumstances of the request, including, but not limited to, the percentage amount that the securities being pledged or otherwise used as security or collateral represent of the total number of the Company’s securities held by the person making the request and the financial capacity of the person making the request. Notwithstanding the pre- clearance of any request, the Company assumes no liability for the consequences of any trade made pursuant to such request. 10. Broker Requirements for Section 16 Persons 10.1 The timely reporting of trades requires close coordination with brokers handling trades for the Company’s directors and executive officers. Brokers of Section 16 Persons must comply with the following requirements: (a) do not enter any order (except for orders under pre-approved Rule 10b5-1 plans) without first verifying with the Company that your trade was pre-cleared and complying with the brokerage firm’s compliance procedures (e.g., Rule 144); and (b) before the close of business on the day of the execution of any trade, report by telephone and in writing via email to the Designated Person the complete details of every transaction involving the Company’s equity securities (i.e., date, type of transaction, number of shares and price), including gifts, donations, transfers, pledges and all 10b5-1 trades. 10.2 Because it is the legal obligation of the trading person to cause any filings on Form 3, Form 4, Form 5 or Form 144 (or as may otherwise be required) to be made, you are strongly encouraged to confirm following any trade that your broker has immediately telephoned and emailed the required information to the Company. 11. Violations of Insider Trading Laws 11.1 Penalties for trading on or communicating material nonpublic information can be severe, both for individuals involved in such unlawful conduct and their employers and supervisors, and may include jail terms, criminal fines, civil penalties and civil enforcement injunctions. Given the severity of the potential penalties, compliance with this US Policy is absolutely mandatory. 11.2 Legal penalties: (a) A person who violates insider trading laws by engaging in transactions in a company's securities when he or she has material nonpublic information can be sentenced to a substantial jail term and required to pay a criminal penalty of several times the amount of profits gained or losses avoided. (b) In addition, a person who tips others may also be liable for transactions by the tippees to whom he or she has disclosed material nonpublic information. Tippers can be subject to the same penalties and sanctions as the tippees, and the SEC has imposed large penalties even when the tipper did not profit from the transaction. (c) The SEC can also seek substantial civil penalties from any person who, at the time of an insider trading violation, "directly or indirectly controlled the person who committed such violation," which would apply to the Company and/or management and

18 supervisory personnel. These control persons may be held liable for up to the greater of $1 million or three times the amount of the profits gained or losses avoided. Even for violations that result in a small or no profit, the SEC can seek penalties from a company and/or its management and supervisory personnel as control persons. 11.3 Company-imposed penalties: Covered Persons who are employees, directors or officers of the Company who violate this US Policy may be subject to disciplinary action by the Company, including dismissal for cause. Any exceptions to the Policy, if permitted, may only be granted by the Designated Person and must be provided before any activity contrary to the above requirements takes place.

19 Schedule 1 Summary of the provisions of the CJA, MAR and Rule 10b-5 In addition to the rules set out in this document, there are two principal pieces of UK legislation that PDMRs must be aware of when Dealing in both the Securities of the Company and securities in general. The CJA contains a criminal offence of insider dealing and MAR covers market abuse. Additionally, all employees of the Company (including PDMRs) should be aware of Rule 10b-5 under the Exchange Act in the United States. Rule 10b-5 is the general anti-fraud rule under the Exchange Act, and (in part) restricts insider trading. A brief summary of these pieces of legislation is set out below. 1. Insider Dealing (CJA) 1.1 In broad terms, there are three insider dealing offences: (a) dealing when in possession of inside information ("dealing"); (b) encouraging another person to deal when in possession of inside information ("encouraging"); and (c) disclosing inside information otherwise than in the proper performance of the functions of the job ("disclosing"). 1.2 Inside information is information which (a) is not public, (b) relates to the securities in a company, and (c) if it were publicly known would have a significant effect on the price of the shares/securities of that company. This may include information about the Company but it may also include confidential information regarding the intentions or prospects of someone the Company deals with or a competitor of the Company. 1.3 To commit the offence of insider dealing, the individual must know that the information is inside information and/or that it has been obtained from an inside source. 1.4 To commit the "dealing" offence one has to "deal" using inside information. This effectively means acquiring or disposing of shares or other securities or agreeing to acquire or dispose of them. The offence applies to shares as well as options, futures, warrants and other instruments related to the price of shares. A person also deals if they procure someone to deal for them. 1.5 To commit the "encouraging" offence, a person has to encourage someone else to "deal" using inside information. That person does not have to deal but the person encouraging them has to know or have reasonable cause to believe they would deal to commit the offence. 1.6 To commit the "disclosing" offence, a person has to disclose inside information otherwise than in proper performance of his employment, office or profession. 2. Market Abuse (MAR) Market abuse is designed to catch any behaviour which is damaging to the markets (this means most stock exchanges as well certain other markets). Market abuse, in essence, is market manipulation or information abuse. You should be aware that market abuse may be committed during "grey market" trading, that is once an application for the Company's securities to be admitted to trading has been made. 2.1 Insider Dealing under MAR and unlawful disclosure of Inside Information Article 14 of MAR prohibits insider dealing and unlawful disclosure of Inside Information. The prohibitions apply to anyone who holds Inside Information as a result of being a director or shareholder, having access to the information through their employment, profession or duties

20 or being involved in criminal activities. They also apply where the person knows or ought to know that the information is Inside Information. Insider dealing arises where a person possesses Inside Information and uses it by acquiring or disposing of, either directly or indirectly, financial instruments to which the information relates, whether on his own account or for another person. Where someone has placed an order before obtaining Inside Information, cancelling or amending the order using that information will also amount to insider dealing. Recommending or inducing another person to engage in insider dealing is also prohibited. A person in possession of Inside Information must not disclose it to any other person, except where the disclosure is made in the normal exercise of an employment, profession or duties. Passing on recommendations or inducements to engage in insider dealing, knowing the recommendation or inducement was based on Inside Information, is also prohibited. There are specific rules governing the conduct of market soundings: that is, communications of information, prior to the announcement of a transaction, in order to gauge the interest of possible investors. 2.2 Market manipulation Article 15 of MAR prohibits market manipulation and attempted market manipulation. Market manipulation can be committed in a number of ways, including those described below. A person may not enter into a transaction, place an order to trade or carry out any other behaviour that (other than for legitimate reasons and in conformity with accepted market practices on AIM accepted by the FCA): (a) gives, or is likely to give, false or misleading signals as to the supply of, demand for, or price of the AIM Company's shares; or (b) secures, or is likely to secure, the price of the AIM Company's shares at an abnormal or artificial level. A person may not enter into a transaction, place an order to trade or carry out any other activity or behaviour which affects or is likely to affect the price of the AIM Company's shares, which employs a fictitious device or any other form of deception or contrivance. A person may not disseminate information through the media, including the internet, or by any other means, which gives, or is likely to give, false or misleading signals as to the supply of, demand for, or price of the AIM Company's shares or secures, or is likely to secure, the price of the AIM Company's shares at an abnormal or artificial level, including the dissemination of rumours, where the person who made the dissemination knew, or ought to have known, that the information was false or misleading. 2.3 Safe harbours There are exemptions from the prohibitions on insider Dealing, unlawful disclosure and market manipulation for buy-back programmes and stabilisation measures where certain conditions are met. In the context of public takeovers and mergers, it will not be deemed, from the mere fact that a person is in possession of Inside Information, that he has used that information and has thereby engaged in insider Dealing, where he has obtained the Inside Information in the conduct of a takeover or merger and uses it solely for the purpose of proceeding with the takeover or merger, provided that at the point of acceptance of the takeover or approval of the merger any Inside Information has been made public or otherwise ceased to be Inside Information. This does not, however, apply to stakebuilding.

21 2.4 Non-exhaustive, indicative list of events that might constitute inside information. Information directly concerning the issuer (a) Changes in control and control agreements. (b) Changes in management and supervisory boards. (c) Changes in auditors or any other information related to the auditors' activity. (d) Operations involving the capital or the issue of debt securities or warrants to buy or subscribe for securities. (e) Decisions to increase or decrease share capital. (f) Mergers, splits and spin-offs. (g) Purchase or disposal of equity interests or other major assets or branches of corporate activity. (h) Restructurings or reorganisations that have an effect on the issuer's assets and liabilities, financial position or profits and losses. (i) Decisions concerning buy-back programmes or transactions in other listed financial instruments. (j) Changes in the class rights of the issuer's own listed shares. (k) Filing of petitions in bankruptcy or the issuing of orders for bankruptcy proceedings. (l) Legal disputes. (m) Revocation or cancellation of credit lines by one or more banks. (n) Dissolution or verification of a cause of dissolution. (o) Changes in asset value. (p) Insolvency of relevant debtors. (q) Reduction of real properties' values. (r) Physical destruction of uninsured goods. (s) New licences, patents or registered trademarks. (t) Decrease or increase in value of financial instruments in portfolio. (u) Decrease in value of patents or rights or intangible assets due to market innovation. (v) Receiving acquisition bids for relevant assets. (w) Innovative products or processes. (x) Serious product liability or environmental damages cases. (y) Changes in expected earnings or losses. (z) Relevant orders received from customers, their cancellation or important changes. (aa) Withdrawal from or entering into new core business areas.

22 (bb) Relevant changes in the investment policy of the issuer. (cc) Ex-dividend date, dividend payment date and amount of the dividend; changes in dividend policy payment. Information relating indirectly to issuers or financial instruments (dd) Data and statistics published by public institutions disseminating statistics. (ee) The coming publication of rating agencies' reports, research, recommendations or suggestions concerning the value of listed financial instruments. (ff) Central bank decisions concerning interest rates. (gg) Government decisions concerning taxation, industry regulation, or debt management. (hh) Decisions concerning changes in the governance rules of market indices. (ii) Regulated and unregulated markets' decisions concerning rules governing the markets. (jj) Competition and market authorities' decisions concerning listed companies. (kk) Relevant orders by government bodies, regional or local authorities or other public organisations. (ll) A change in trading mode (for example, information relating to knowledge that an issuer's financial instruments will be traded in another market segment, such as a change from continuous trading to auction trading) or a change of market maker or dealing conditions. 3. Anti-Fraud (Rule 10b-5) 3.1 The following description does not constitute a summary of the entirety of Rule 10b-5 and the associated case law, interpretation and SEC regulation and guidance that form the basis of U.S. federal insider trading law. It is a high-level discussion of only those portions of Rule 10b- 5 that govern and effect insider trading. Under United States federal securities law, the prohibition on insider trading is not specifically defined in any statute or regulation. Instead, the courts and the SEC have established the principal elements of the prohibition through an interpretation of Section 10(b) of the Exchange Act and Rule 10b-5 promulgated by the SEC thereunder. Rule 10b-5 reads, in part: “It shall be unlawful for any person... (a) To employ any device, scheme, or artifice to defraud, (b) To make any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, or (c) To engage in any act...which operates or would operate as a fraud or deceit upon any person, in connection with the purchase or sale of any security.” Stated very generally, the courts and the SEC have determined that this provision means that a corporate insider may not trade in that corporation's securities on the basis of material non-public information about the corporation, and the purchase or sale of a security is deemed to be “on the basis of” material non-public information concerning corporation if the person making the purchase or sale was aware of the material non-public information when such person made the purchase or sale. 3.2 Material Non-Public Information: material non-public information (or “MNPI”) is any information that has not been publicly disclosed and if there is a substantial likelihood a “reasonable investor” would rely on such in deciding to purchase, sell or hold a security to which the information relates or that could otherwise affect the price of the securities in question. 3.3 Penalties: penalties for trading on or communicating MNPI can be severe, both for individuals involved in such unlawful conduct and their employers and supervisors, and may include jail

23 terms, criminal fines, civil penalties and civil enforcement injunctions. The SEC can seek substantial civil penalties from any person who, at the time of an insider trading violation, “directly or indirectly controlled the person who committed such violation,” which would apply to the Company and/or management and supervisory personnel. Among other things, these control persons may be held liable for up to the greater of $1 million or three times the amount of the profits gained or losses avoided, a criminal fine (no matter how small the profit) of up to $5 million for natural persons, and a jail term of up to 20 years. Even for violations that result in a small or no profit, the SEC can seek penalties from a company and/or its management and supervisory personnel as control persons. Additionally, in certain circumstances, a court may force an insider to “disgorge” any gains that result from trading on MNPI. In such a situation, the insider will be required to pay back any profits made based on the MNPI. 3.4 Tipping and Remote Tipper/Tippee Liability: the SEC and the courts have also held that Rule 10b5 prohibits “tipping”, or providing MNPI to a third party for such third party to trade upon. An insider can generally be held fully responsible for the trading of the person receiving the information from them (the “tippee”) and, in certain circumstances, can be held fully responsible for trading by persons who receive the information directly or indirectly from such tippee (termed “remote tipper/tippee liability”).

24 Schedule 2 Application to Deal / Trade Request Form Personal Details Name: Address: Position (e.g. consultant): Proposed Dealing / trading Number of shares/options: Nature of transaction - (e.g. buying/selling/ exercise of options) When do you intend to Deal / trade (assuming you receive clearance to do so)? Do you know anything about the Company or any member of the group or which relates to the Company or any member of the group which, if it were made public, would lead to a substantial movement in the Company's share price? If the Dealing / trading is to be done by someone other than the above-named person, please give details (e.g. person's spouse/children/trust/private company): You must disclose to one of the Designated Person(s) any additional material facts which may affect the decision as to whether the Dealing / trading should be permitted or not. I ______________________________ of______________________________________ declare that the information above is true and that I have read the rules as set out in the Policy. I will inform promptly the Designated Person(s) if there is a change in any of the above circumstances. If the Dealing / trading is approved, I will instruct a broker to carry out the transaction within two Working Days and will immediately notify the Designated Person(s) in writing when the Dealing / trading has been effected. Signature __________________________________ Date: ____________________________ Request authorised/refused* by _______________________ Date: ____________________ (*Delete whichever is not applicable) ON COMPLETION, THIS FORM IS TO BE HANDED TO A DESIGNATED PERSON

25 Schedule 3 Acknowledgement and Response I hereby acknowledge receipt of the above Application to Deal / Trade and confirm that a copy of such will be maintained in the Company's records, along with this Acknowledgement. I confirm clearance to Deal / trade / I refuse permission to Deal / trade (delete as appropriate). Any clearance given may be retracted at any time prior to Dealing / trading. Upon receipt of any clearance to Deal / trade, you must Deal / trade as soon as possible and in any event, within two Working Days of receipt of this Acknowledgement. Such receipt is deemed to have taken place on the date written below. Signed .............................................................................. Date ...........................................

26 Schedule 4 Notification of Dealings in the Securities The notification should be emailed to the FCA and the Designated Person(s) to be received as soon as is practicable (and no later than two Working Days) after the Dealing. The form of dealing notification is prescribed by the FCA and can be found here: https://vvvvw.fca.org.uk/your-fca/documents/forms/pdmr-notification-form Below is some guidance on completing the form: Full name of person Dealing Position/status [For PDMRs: the position occupied within the issuer should be indicated e.g. CEO, CFO.] (For persons closely associated, An indication that the notification concerns a Person Closely Associated with a relevant person; Name and position of the relevant person] Initial notification/ Amendment (Indication that this is an initial notification or an amendment to prior notifications. In case of amendment, explain the error that this notification is amending.] Name of entity (Full name of the entity.] Legal Entity Identifier code (Legal Entity Identifier code in accordance with ISO 1744 LEI code.] Description of the financial instrument, type of instrument [- Indication as to the nature of the instrument: - a share, a debt instrument, a derivative or a financial instrument linked to a share or a debt instrument] Identification code (e.g. ISIN] Nature of the transaction (Please refer to (a)-(s) of the definition of "Deal" within the Company's Dealing Policy] Number of shares acquired or disposed of Name in which acquired shares to be registered Price (per share)

27 Aggregated information: /The volumes of multiple transactions are aggregated when these transactions: - relate to the same financial instrument or emission allowance; - are of the same nature; - are executed on the same date; and - are executed on the same place of transaction. - Aggregated volume - Price Price information: - In case of a single transaction, the price of the single transaction; - In case the volumes of multiple transactions are aggregated: the weighted average price of the aggregated transactions. Using the data standard for price, including where applicable the price currency, as defined under defined under delegated acts adopted under Article 26 of Regulation (EU) No 600/2014.] Place of transaction [If AIM - state 'XLON- LONDON STOCK EXCHANGE - AIM']